                        [Hunton & Williams letterhead]


                                  May 8, 2001

Lowe's Companies, Inc.
1605 Curtis Bridge Road
Wilkesboro, North Carolina  28697

                             Lowe's Companies, Inc.
               $1,005,000,000 Liquid Yield Option Notes due 2021
               -------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Lowe's Companies, Inc., a North Carolina corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3, dated May 8, 2001 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale under the Securities Act of $1,005,000,000 aggregate issue price of the Company's Liquid Yield Option(TM) Notes due 2021 (the "LYONs"), which may be converted in certain cases into shares of the Company's common stock. The LYONs were issued pursuant to an indenture, dated as of February 16, 2001 (the "Indenture"), between the Company and The Bank of New York, as trustee. You have requested our opinion regarding certain U.S. federal income tax matters.

          We have reviewed the prospectus contained as a part of the Registration Statement (the "Prospectus") and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. For purposes of the opinion expressed below, we have assumed, with your permission,
(i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, (iii) the genuineness of signatures not witnessed by us, (iv) the legal capacity of natural persons, (v) the due authorization, execution, and delivery of all documents by all parties thereto and the validity, binding effect, and enforceability thereof, and (vi) the compliance (without waiver) by all of the parties thereto with all of the provisions of the Indenture. In addition, in providing our opinion herein, we have assumed, and have made no attempt to independently establish or verify, the accuracy of the facts set forth in such documents.

Lowe's Companies, Inc.
May 8, 2001
Page 2


          Based on the foregoing and subject to the qualifications stated herein, we are of the opinion that the statements in the Prospectus under the captions "Risk Factors Relating to the LYONs--You Should Consider the United States Federal Income Tax Consequences of Owning LYONs" and "Certain United States Federal Income Tax Consequences," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize the United States federal tax laws referred to therein.

          You should be aware that this opinion represents conclusions as to the application to the LYONs of existing law, Treasury regulations, administrative rules and practices, and legislative history. There can be no assurance, however, that existing law will not change or that contrary positions will not be taken by the Internal Revenue Service.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the captions "Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

          The foregoing opinion is limited to the U.S. federal tax matters addressed herein, and no other opinions are rendered with respect to other federal tax or other matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion is rendered as of the date hereof and we undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                   Very truly yours,


                                   /s/ Hunton & Williams